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                                                                    Exhibit 10.4

                              REQUIREMENTS CONTRACT


         AGREEMENT made 2/15/96, 1996, between DT ENTERPRISES, a California proprietorship (the "Manufacturer"), and ACTION VENTURI, a Texas corporation (the "Purchaser").

         1. PURCHASE OF REQUIREMENTS. The Purchaser, desiring to purchase Manufacturer's chemical carpet cleaning product known as "Carpet Details" (the "PRODUCT"), shall purchase the PRODUCT from Manufacturer, for a period of ten
(10) years from the date hereof, with Purchaser's option to extend the term for an additional ten (10) years, at the prices listed in the attached schedule of Manufacturer's List Prices, in such quantity as shall satisfy the Purchaser's entire requirements for product of this type during the term of this agreement.

         2. MODIFICATION OF PURCHASE PRICE. The Manufacturer expressly reserves the right to change its Manufacturer's List Prices, as set forth in the attached schedule, including the stated list prices, extra charges, and rates and bases of discount, if any, as it shall see fit from time to time, and the schedules of Manufacturer's List Prices, in their amended form from time to time, shall be part of this Agreement. However, the net invoice price to the Purchaser for the PRODUCT shall be no greater than the price charged by the Manufacturer for the PRODUCT during the same time to any other person who shall hereafter enter into a similar agreement with the Manufacturer and who shall purchase the PRODUCT thereunder in the same amounts and under the same conditions. Changes in the schedules may be made by the Manufacturer without notice to the Purchaser other than by the Manufacturer's regular printed notice to the trade announcing such changes, and shall become effective as of the date specified in such printed notice. In any event, the prices payable by the Purchaser shall be increased by an amount equal to the taxes and charges which are now, or may hereafter be, levied, imposed, or charged (whether by federal, state, municipal, or other public authority) with respect to the sales of the PRODUCT hereunder. In the event of an increase by the Manufacturer of the net price, the Purchaser may upon five days' written notice to the Manufacturer terminate this agreement without liability under this Agreement.

         3. PAYMENT. The Purchaser shall pay each invoice not later than 10 days from the date thereof (net ten days).

         4. DELIVERIES. The Manufacturer is not required to supply the PRODUCT in excess of the Purchaser's own requirements. If the Purchaser fails to pay any invoice when due, the Manufacturer may suspend further deliveries until all indebtedness of the Purchaser to it has been paid in full and, if such default in payment shall continue for ten days or more, or if the Purchaser orders PRODUCT in excess of its own requirements, the Manufacturer may terminate this Agreement forthwith. If in the opinion of the Manufacturer the credit of the Purchaser becomes impaired, then the Manufacturer may at any time suspend further deliveries except for cash in advance. The Manufacturer shall not be liable for any delays or failures in delivery due to circumstances beyond its reasonable control.

         5. TRANSPORTATION CHARGES. All PRODUCT listed in the attached Price schedules will be sold and billed to the Purchaser F.O.B. Manufacturer's manufacturing facility, with all transportation, insurance, and other costs thereof to be paid by Purchaser.

         6. RISK OF LOSS. All risk of loss for damage, destruction, or loss to a shipment shall be borne exclusively by Purchaser. If the Purchaser desires the assistance of the Manufacturer in filing claims for loss with any common carrier, it must request such to Manufacturer in writing and report the details of the loss to the Manufacturer within a reasonable time so as to enable the Manufacturer to comply with the common carrier's claims requirements. Manufacturer agrees to use its best efforts to accord Purchaser any such assistance that it reasonably can, but Manufacturer shall in no way be responsible for processing any such claims.

         7. INSTALLMENT DELIVERIES. Nondelivery or default by the Manufacturer as to any installment shall not be deemed a breach of this Agreement except as to such installment. Such nondelivery or such default shall not relieve the Purchaser from its obligation to accept and pay for any subsequent or prior installment, even though such nondelivery or default substantially impairs the value of this contract.

         8. WAIVER. No term of this Agreement shall be deemed to have been waived by the Manufacturer unless such waiver is in writing and signed by the Manufacturer or its duly authorized representative.

         9. DISCLAIMER. MANUFACTURER DOES NOT WARRANT THAT THE PRODUCTS ARE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES MADE BY MANUFACTURER WITH RESPECT TO THE PRODUCTS, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT.


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         10. BINDING EFFECT. This Agreement shall be binding upon Manufacturer and Purchaser, as well as their respective successors and assigns only when signed by Manufacturer and Purchaser. This Agreement may not be assigned by either party unless such assignment is consented to in advance in writing by the other party.

         11. CONFIDENTIALITY. Purchaser acknowledges that the PRODUCT is composed of certain chemical compounds that are proprietary in nature and comprise confidential trade secrets of Manufacturer. Purchaser agrees to keep all the information, data & other material concerning the PRODUCT ("Information") secret, confidential and in the strictest confidence; to disclose same only to officers and employees of Purchaser to whom such Information must be disclosed for evaluation purposes; and to assume full responsibility for any acts of said officers and employees which violate the terms of this agreement. Purchaser further agrees on behalf of itself and each officer and employee to whom disclosure is made not to copy or make copies of any of the Information, nor any portion of it, and not to disclose to others nor to commercially utilize any of the Information, except as authorized in writing by Manufacturer. Purchaser agrees to return to Manufacturer any and all documents or other material provided by Manufacturer in connection with the PRODUCT upon demand by Manufacturer, and in any event upon termination of this Agreement. Purchaser agrees not to "reverse engineer" the PRODUCT or otherwise attempt to gain further knowledge of the chemical composition of the PRODUCT, except with Manufacturer's prior written consent.

         IN WITNESS WHEREOF the parties have executed this Agreement on the respective dates set forth below.

                                          DT ENTERPRISES

Date: 2/15/96                             By  /s/ Doyle L. Timmons
      --------                                --------------------
                                          Doyle Timmons

                                          ACTION VENTURI

Date: 2/15/96                             By  /s/ Gaylord Karren
      --------                                --------------------
                                          Gaylord Karren, President
INDIVIDUALS:


/s/ Gaylord Karren             2/15/96
--------------------------------------
Gaylord Karren                    Date


/s/ John Hopkins               2/13/96
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John Hopkins                      Date


/s/ Joel Karren                2/19/96
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Joel Karren                       Date


/s/ Edward Norton              2/19/96
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Edward Norton                     Date


/s/ Jason Karren               2/19/96
--------------------------------------
Jason Karren                      Date


/s/ Blake Horrocks             2/13/96
--------------------------------------
Blake Horrocks                    Date


/s/ Timothy E. Woodard         2/15/96
--------------------------------------
Tim Woodard                       Date


/s/ Karyn Erickson             2/13/96
--------------------------------------
Karyn Erickson                    Date


/s/ Bridget Whitmire           2/15/96
--------------------------------------
Bridgett Whimire                  Date


/s/ Bill Thomas                2/13/96
--------------------------------------
Bill Thomas                       Date




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                       CONFIDENTIAL INFORMATION AGREEMENT


         In consideration of DT ENTERPRISES (through its officers, principals, employees and/or sales agents) furnishing to the undersigned ("RECIPIENT") certain confidential information regarding the business and operations of DT Enterprises, including specifically the following: General & Technical information regarding DT Enterprises, its Business, and that certain chemical cleaning compound [as well as DT Enterprises' carpet & upholstery product(s) pertaining thereto] known as "CARPET DETAILS", including without limitation the Material Safety Data Sheet ("MSDS") relating to any such product(s) (collectively referred to herein as the "Information"), RECIPIENT hereby accepts such disclosure under the following terms and agrees as follows:

         1. RECIPIENT agrees to keep all the Information secret confidential and in the strictes confidence; to disclose same only to officers and employees of RECIPIENT to whom said Information must be disclosed for evaluation purposes; and to assume full responsibility for any acts of said officers and employees which violate the terms of this agreement,

         2. RECIPIENT further agrees on behalf of itself and each officer and employee to whom disclosure is made not to copy or make copies of any of the Information, nor any portion of it, and not to disclose to others nor to commercially utilize any of the Information, except as authorized m writing by DT Enterprises;

         3. RECIPIENT agrees to return to DT Enterprises any and all documents or other material provided by DT Enterprises in connection with the disclosure hereunder upon conclusion of RECIPIENT's evaluation or upon demand by DT Enterprises; and

         4. RECIPIENT understands that the foregoing obligations shall remain in effect for a period of five (5) years, but shall not apply to anything that is already fully known to the undersigned or his/her company or that otherwise becomes fully disclosed to the public by a lawful act of other than the undersigned or his/her company, its officers and employees.

         Execution of this Agreement incurs no obligation on either DT Enterprises, or said RECIPIENT respecting any business joint venture, purchase or sale of any interest in the Business of DT Enterprises, any investment by Recipient in DT Enterprises or its Business, or any other similar arrangement.

                                    RECIPIENT
                                    ACTION VENTURI, a Texas corporation

Date: 2/15/96                       By  /s/ Gaylord Karren
      ---------                         -------------------------
                                        Gaylord Karren, President
INDIVIDUAL OFFICERS:

/s/ Gaylord Karren                 2/15/96
------------------------------------------
Gaylord Karren                        Date

/s/ John Hopkins                   2/13/96
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John Hopkins                          Date

/s/ Joel Karren                    2/19/96
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Joel Karren                           Date

/s/ Edward Norton                  2/19/96
------------------------------------------
Edward Norton                         Date

/s/ Jason Karren                   2/19/96
------------------------------------------
Jason Karren                          Date

/s/ Blake Horrocks                 2/13/96
------------------------------------------
Blake Horrocks                        Date

/s/ Timothy E. Woodard             2/15/96
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Tim Woodard                           Date

/s/ Karyn Erickson                 2/13/96
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Karyn Erickson                        Date

/s/ Bridget Whitmire               2/15/96
------------------------------------------
Bridgett Whimire                      Date

/s/ Bill Thomas                    2/13/96
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Bill Thomas                           Date